As filed with the Securities and Exchange Commission on December 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

US BioEnergy Corporation
(Exact Name of Registrant as Specified in its Charter)

South Dakota	2860	20-1811472
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
5500 Cenex Drive
Inver Grove Heights, MN 55077
(651) 355-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory S. Schlicht
Vice President, General Counsel and Corporate Secretary
US BioEnergy Corporation
5500 Cenex Drive
Inver Grove Heights, MN 55077
(651) 355-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Brian W. Duwe Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, IL 60606 (312) 407-0700	Paul L. Choi Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 (312) 853-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ File No. 333-136279
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Share	Price	Registration Fee

Common stock, par value $0.01 per share	718,750	$14.00	$10,062,500	$1,077
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.01 per share, of US BioEnergy Corporation contemplated by its Registration Statement on Form S-1 (File No. 333-136279) filed with the Securities and Exchange Commission on August 3, 2006, as amended by Amendments No. 1 through 8 thereto, which was declared effective on December 14, 2006 (the “Prior Registration Statement”). US BioEnergy Corporation is filing this Registration Statement for the sole purpose of increasing the number of shares of common stock offered by 718,750 shares. The contents of the Prior Registration Statement are incorporated herein by reference.

Part II

Information not required in prospectus

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)     All exhibits filed with Registration Statement No. 333-136279 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit
Number	Description

5.1	Opinion of Davenport, Evans, Hurwitz & Smith, LLP.
23.1	Consent of McGladrey & Pullen, LLP, independent registered public accounting firm, relating to the consolidated financial statements of US BioEnergy Corporation, United Bio Energy, LLC, Platte Valley Fuel Ethanol, LLC and US BioWoodbury, LLC (formerly Superior Corn Products, LLC).
23.2	Consent of Kennedy and Coe, LLC, independent auditors, relating to the consolidated financial statements of United Bio Energy, LLC and ICM Marketing, Inc.
23.3	Consent of Christianson & Associates, PLLP, independent auditors, relating to the financial statements of Superior Corn Products, LLC.
23.4	Consent of Davenport, Evans, Hurwitz & Smith, LLP (included in Exhibit 5.1).

II-1

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, State of South Dakota, on December 14, 2006.

US BIOENERGY CORPORATION

By:	/s/ Gordon W. Ommen

Name: Gordon W. Ommen

Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2006.

Title
Signature

/s/ Gordon W. Ommen Gordon W. Ommen		Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)

/s/ Richard K. Atkinson Richard K. Atkinson		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Virg G. Garbers Virg G. Garbers		Corporate Controller (Principal Accounting Officer)

* James E. Dauwalter		Director

* Jay D. Debertin		Director

* Jennifer A. Johnson		Director

* James B. Morgan		Director

* Clifford F. Mesner		Director

* Mark A. Ruelle		Director

*By:	/s/ Gordon W. Ommen Gordon W. Ommen Attorney-in-fact

II-2

Exhibit index

Exhibit
number	Description

5.1	Opinion of Davenport, Evans, Hurwitz & Smith, LLP.
23.1	Consent of McGladrey & Pullen, LLP, independent registered public accounting firm, relating to the consolidated financial statements of US BioEnergy Corporation, United Bio Energy, LLC, Platte Valley Fuel Ethanol, LLC and US BioWoodbury, LLC (formerly Superior Corn Products, LLC).
23.2	Consent of Kennedy and Coe, LLC, independent auditors, relating to the consolidated financial statements of United Bio Energy, LLC and ICM Marketing, Inc.
23.3	Consent of Christianson & Associates, PLLP, independent auditors, relating to the financial statements of Superior Corn Products LLC.
23.4	Consent of Davenport, Evans, Hurwitz & Smith, LLP (included in Exhibit 5.1).